                               CONSENT OF COUNSEL

                                AIM EQUITY FUNDS

We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the AIM Disciplined Equity Fund portfolio of AIM Equity Funds (the "Trust"), which is included in Post-Effective Amendment No. 97 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-25469), and Amendment No. 97 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-01424), on Form N-1A of the Trust.


                                        /s/ Stradley Ronon Stevens & Young, LLP
                                        ---------------------------------------
                                        Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
September 17, 2009